Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated April 15, 2009 with respect to our audit of the consolidated financial statements of Positron Corporation and Subsidiaries as of and for the years ended December 31, 2008 and 2007, which are incorporated by reference in this Registration Statement.

/s/ Frank L. Sassetti & Co.
Frank L. Sassetti & Co.
Certified Public Accountants

September 22, 2009
Oak Park, Illinois